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                          REGISTRATION RIGHTS AGREEMENT

                            dated as of June 15, 2000

                                      among

                      NATIONAL DISCOUNT BROKERS GROUP, INC.

                                     and the

                           STOCKHOLDERS LISTED HEREIN




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


                            TABLE OF CONTENTS

                                                                        Page
                                                                        ----
Section 1     Definitions.................................................1

Section 2     Demand Registration.........................................5

Section 3     Piggyback Registration......................................7

Section 4     Expenses....................................................8

Section 5     Holdback Agreement..........................................8

Section 6     Preparation and Filing......................................9

Section 7     Indemnification............................................11

Section 8     Underwriting Agreement.....................................14

Section 9     Information by Holder......................................14

Section 10    Exchange Act Compliance....................................14

Section 11    Rule 144 Requirements......................................15

Section 12    Restriction on Transfer....................................15

Section 13    Successors and Assigns.....................................16

Section 14    Assignment.................................................17

Section 15    Entire Agreement...........................................17

Section 16    Notices....................................................17

Section 17    Modifications; Amendments..................................19

Section 18    Counterparts...............................................19

Section 19    Headings...................................................19

Section 20    Severability...............................................20

Section 21    Governing Law; Submission to Jurisdiction..................20

Section 22    Suspension of Disposition of Registrable Shares............20

        REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of June 15, 2000, among NATIONAL DISCOUNT BROKERS GROUP, INC., a Delaware corporation (together with its successors, the "Company"), and the stockholders of the Company listed on Schedule I hereto (the "Investors").

        Each Investor currently owns or has the right to acquire the number of shares of Common Stock, $.01 par value (the "Common Stock"), of the Company set forth opposite the name of such Investor on Schedule I. The parties hereto deem it to be in their best interests to set forth their rights and obligations in connection with certain public offerings and sales of shares of Common Stock. Accordingly, the parties agree as follows:

                                   SECTION 1

                                   Definitions

        As used in this Agreement, the following terms shall have the following meanings:

        "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 promulgated under the Exchange Act. Notwithstanding the foregoing, no Party (nor any Affiliate of such Party) shall be considered an Affiliate of another Party (or any of it Affiliates) provided, that no Person that is an Affiliate of an Investor, on the one hand, shall be deemed to be an Affiliate of the Company, on the other hand, and vice versa; and provided, further, that any Person that in the absence of this provision might be deemed to be an Affiliate of both an Investor and the Company shall for the purposes hereof be an Affiliate only of the party with which such Person is principally affiliated.

        "Board of Directors" shall mean the Board of Directors of the Company, as from time to time constituted.

        "Business Day" shall mean any day other than a Saturday, Sunday or a day on which the New York Stock Exchange or banking institutions in the State of New York are authorized or obligated by law or executive order to close.

        "Change in Control" shall mean (i) any merger or consolidation of the Company in which the holders of voting securities and Common Stock Equivalents outstanding immediately prior to such merger or consolidation have the right to receive, upon consummation of such transaction less than fifty percent (50%) of the outstanding voting securities of the surviving entity; (ii) any sale, assignment, transfer or other disposition of all or substantially all of the assets of the Company other than to an Affiliate of the Company; or (iii) any transaction in which any Person, or any two or more Persons acting as a group, and all Affiliates of the Person or Persons, who prior to such time owned shares representing less than fifty percent (50%) of the voting power at elections for the Board of Directors, shall acquire, whether by purchase, exchange, tender offer, merger, consolidation or otherwise, such additional shares of the Company's capital stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and Affiliates beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), fifty percent (50%) or more of the voting power at elections for the Board of Directors; provided, however, that the foregoing shall not apply to the grant of proxy voting rights to a Person designated by the Board of Directors in connection with any meeting of stockholders of the Company.

        "Change in Law" shall mean any change in Law or in any interpretation or application thereof by any Governmental Entity responsible for the implementation or enforcement of such Law that (i) results in DB or any of its Affiliates being prohibited from owning or holding all or any portion of the DB Investment Shares; or (ii) would impose or result in material restrictions (economic or other) on DB or such Affiliate if it would continue to own or hold such DB Investment Shares.

        "Commission" shall mean the U.S. Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

        "Common Stock" shall have the meaning set forth in the preamble to this Agreement.

        "Common Stock Equivalents" shall mean any security issued by the Company convertible into, or exchangeable or exercisable for, Common Stock.

        "DB" shall mean DB U.S. Financial Markets Holding Corporation, a Delaware corporation.

        "DB Group Investors" shall mean DB, each other DB Holder which owns DB Registrable Shares and any successor to, or assignee or transferee of, a DB Group Investor who shall agree in writing pursuant to Section 14 hereof to be treated as a DB Group Investor and to be bound by the terms and comply with the provisions of this Agreement.

        "DB Group Securities Purchase Agreement" shall mean the Securities Purchase Agreement dated as of May 15, 2000 between the Company and DB.

        "DB Holder" shall have the meaning set forth in the DB Stockholder Agreement.

        "DB Investment Shares" shall mean the Investment Shares (as defined in the DB Stockholder Agreement).

        "DB Stockholder Agreement" shall mean the Stockholder Agreement dated as of June 15, 2000, between the Company and Deutsche Bank AG, substantially in the form of Exhibit D to the DB Group Securities Purchase Agreement.

        "EJV Territory" shall mean, with respect to the European Joint Venture, the Territory as defined in the term sheet for the European Joint Venture.

        "European Joint Venture" shall mean a joint venture between the Company and DB or one or more of their respective Affiliates with respect to areas within the EJV Territory for the provision of on-line discount equity brokerage services to retail investors in EJV Territory.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

        "Excluded Shares" shall have the meaning set forth in the DB Stockholder Agreement.

        "Go2Net" shall mean Go2Net, Inc., a Delaware corporation.

        "Go2Net Agreement" shall mean the Securities Purchase Agreement dated February 5, 2000, among the Company, Go2Net and Vulcan.

        "Go2Net Group" shall mean Go2Net and Vulcan.

        "Go2Net Group Investors" shall mean the Go2Net Group, any Affiliate of Go2Net Group which owns Registrable Shares and any successor to, or assignee or transferee of, a Go2Net Group Investor who shall agree in writing pursuant to
Section 14 hereof to be treated as a Go2Net Group Investor and to be bound by the terms and comply with the provisions of this Agreement.

        "Governmental Entity" shall mean any government or political subdivision or department thereof, any governmental or regulatory body, commission, board, bureau, agency or instrumentality, or any court or arbitrator or alternative dispute resolution body, in each case whether federal, state, local or foreign.

        "IAT" shall mean IAT Reinsurance Syndicate, Ltd., a Bermuda corporation.

        "IAT Investors" shall mean IAT, any Affiliate of IAT which owns Registrable Shares and any successor to, or assignee or transferee of, an IAT Investor who shall agree in writing pursuant to Section 14 hereof to be treated as an IAT Investor and to be bound by the terms and comply with the provisions of this Agreement.

        "Investors" shall have the meaning set forth in the preamble to this Agreement.

        "Law" shall mean any law, treaty, statute, ordinance, code, rule or regulation of a Governmental Entity or judgment, decree, order, writ, award, injunction or determination of an arbitrator or court or other Governmental Entity.

        "Other Shares" shall mean at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares.

        "Permitted Transfer" shall mean (a) with respect to the Go2Net Group Investors, shall have the meaning set forth in the Go2Net Agreement; and (b) with respect to the DB Group Investors, shall mean have the meaning set forth in the DB Stockholder Agreement.

        "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof.

        "Primary Shares" shall mean at any time the authorized but unissued shares of Common Stock or shares of Common Stock held by the Company in its treasury.

        "Purchased Shares" shall have the meaning set forth in the DB Group Securities Purchase Agreement.

        "Registrable Shares" shall mean at any time, (i) the DB Investment Shares that have not previously been sold to the public pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 or that may not be sold by the holder thereof under Rule 144 and (ii) the Restricted Shares.

        "Restricted Shares" shall mean, with respect to the Go2Net Group Investors and the IAT Investors, the shares of Common Stock and any other securities convertible into, or exercisable or exchangeable for Common Stock and any securities received by any of them upon any conversion, exercise or exchange thereof that have not been sold to the public pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 or that may not be sold by the holder thereof under Rule 144.

        "Rule 144" shall mean Rule 144 promulgated under the Securities Act or any successor or complementary rule thereto.

        "Securities Act" shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

        "Standstill Percentage" shall have the meaning set forth in the DB Stockholder Agreement.

        "Stockholders" shall mean the IAT Group Investors, the Go2Net Group Investors and the DB Group Investors.

        "Transfer" shall mean any disposition of any Registrable Shares or of any interest therein which constitutes a sale within the meaning of the Securities Act, other than any disposition pursuant to an effective registration statement under the Securities Act and complying with all applicable state securities and "blue sky" laws.

        "U.S. Research Venture" shall mean a definitive agreement pursuant to which DB and its Affiliates appoint the Company or one or more of its subsidiaries as the exclusive on-line discount broker in the United States for purposes of distributing research prepared by DB's Global Corporates & Institutions Division (or any successor division) distribution to retail investors in the United States.

        "U.S. Underwriting Venture" shall mean a definitive agreement pursuant to which DB shall agree that, insofar as any affiliate of DB seeks to distribute in the United States through an on-line discount broker any portion of the equity securities allotted to such affiliate acting as an underwriter of an initial public offering, such affiliate will use the Company (or one or more of its subsidiaries) as its exclusive on-line discount broker for such purpose.

        "Vulcan" shall mean Vulcan Ventures Incorporated, a Washington corporation.

        "Worldwide Joint Venture" shall mean a worldwide joint venture between the Company and DB or one or more of their respective Affiliates for the provision of on-line discount equity brokerage services to retail investors in countries and territories around the world except for the United States and the EJV Territory.

                                    SECTION 2

                               Demand Registration

         (a) Subject to subsection (e) below, at any time until June 30, 2002, the IAT Investors shall be entitled to request once that the Company effect a registration under the Securities Act of the Registrable Shares held by them in accordance with this Section; provided that such IAT Investors must request registration of at least fifty percent (50%) of such Registrable Shares.

         (b) Subject to subsection (e) below, the Go2Net Group Investors shall be entitled to request once that the Company effect a registration under the Securities Act of Registrable Shares held by them in accordance with this Section; provided that such Go2Net Group Investors must request registration of at least fifty percent (50%) of such Registrable Shares. However, no request for registration may be made hereunder until February 5, 2001, unless such Registrable Shares may be sold, transferred or assigned as provided in Section
9.17 of the Go2Net Agreement otherwise than in a Permitted Transfer.

         (c) Subject to Section (e) below, at any time after the second anniversary of the closing for the sale of the Purchased Shares under the DB Securities Purchase Agreement, the DB Group Investors shall be entitled to request three (3) times, but not more than once in any twelve (12) month period, that the Company effect a registration under the Securities Act of Registrable Shares held by them in accordance with this Section; provided, however, that such DB Group Investors must request registration of at least thirty percent (30%) of such Registrable Shares and in any case not less than 500,000 of such Registrable Shares; and provided further, that (i) DB and each DB Holder shall be entitled to exercise their rights under this subsection (A) at any time after the closing for the sale of the Purchased Shares under the DB Securities Purchase Agreement, if DB or such DB Holder is required to dispose of any Registrable Shares held by it as a result of a Change in Law (provided that DB or such DB Holder shall have used commercially reasonable efforts to comply with such Change in Law without disposing of such Registrable Shares); and (B) at any time after the first anniversary of the closing for the sale of the Purchased Shares under the DB Securities Purchase Agreement, if (I) there shall have been a Change in Control of the Company; (II) DB or one or more of its Affiliates, as applicable, and the Company shall have failed to enter into definitive agreements with respect to the European Joint Venture or the Worldwide Joint Venture on or prior to such first anniversary; or (III) DB or one or more of its Affiliates, as applicable, or the Company shall have given notice of termination of any of the U.S. Research Venture, the U.S. Underwriting Venture, the European Joint Venture or the Worldwide Joint Venture as provided in the related definitive agreement; and (ii) the DB Group Investors shall not be entitled to exercise any right provided for in this subsection at such time as they beneficially own, directly or indirectly, in the aggregate less than five percent (5%) of the outstanding Common Stock.

         (d) If the Company shall be requested to effect a registration under the Securities Act of Registrable Shares in accordance with this Section, then the Company shall promptly give written notice of such proposed registration to all Stockholders who are then holders of Registrable Shares and shall offer to include in such proposed registration any Registrable Shares requested to be included in such proposed registration by such holders who respond in writing to the Company's notice within thirty (30) days after delivery of such notice (which response shall specify the number of Registrable Shares proposed to be included in such registration). The Company shall promptly use its commercially reasonable efforts in good faith to effect the registration of the Registrable Shares that the Company has been so requested to register on an appropriate form, including Form S-3, or pursuant to Rule 415 under the Securities Act, if available, if so requested by the Stockholders.

         (e) The Company shall not be obligated to effect any registration under the Securities Act requested under this Section except in accordance with the following provisions:

          (i) the Company shall not be required to register Registrable Shares not eligible for resale pursuant to Section 9.17 of the Go2Net Agreement or any Permitted Transfer.

          (ii) the Company shall not be required to register a Transfer to an Affiliate of any Stockholder;

          (iii) the Company's obligation to file a registration statement under this Section shall be suspended at any time when (A) it has not received a request under subsection (a), (b) or (c) above; and (B) it has filed, or the Board of Directors has approved the filing of, a registration statement under the Securities Act (other than on Form S-4 or Form S-8 or any successor forms thereto) for the offer and sale of Primary Shares. Such obligation shall resume on the earliest to occur of (X) the date on which such registration statement is withdrawn by the Company, or the Board of Directors abandons its determination to file a registration statement for the offer and sale of Primary Shares, (Y) the date that is ninety (90) days after the effective date of such registration statement, and (Z) the date that is one hundred eighty (180) days after the first filing date of such registration statement;

          (iv) the Company may delay the filing or effectiveness of any registration statement pursuant to this Section for a period not to exceed ninety (90) days after the date of the Company's receipt of a request for registration if the Board of Directors has determined that such registration would have a material adverse effect upon the Company or its then current business plans; provided, however, that the Company may cause such delay only once during any three hundred sixty (360) day period; and

          (v) with respect to any registration pursuant to this Section, the Company may include in such registration any Primary Shares or Other Shares; provided, however, that if the managing underwriter (if any) advises the Company that the inclusion of all Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of all such shares, then the number of Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration shall be included in the following order:

               (A) first, the Registrable Shares held by the Stockholders requesting that the Company effect a registration pursuant to subsection (a), (b) (c) above, as applicable;

               (B) second, the Registrable Shares held by any other Stockholders, pro rata based upon the number of Registrable Shares owned by each such Stockholder at the time of such registration;

               (C) third, the Primary Shares, if any; and

               (D) fourth, the Other Shares, if any.

          (f) A requested registration under this Section may be rescinded by written notice to the Company by all of the Stockholders requesting such registration pursuant to subsection (a), (b) or (c); such rescinded registration shall not count as a registration statement initiated pursuant to this Section if such registration statement is rescinded prior to the effective date thereof and if the Stockholders initiating such request shall have reimbursed the Company for all reasonable out-of-pocket expenses incurred by the Company in connection with such rescinded registration after the first rescission. Even if a registration statement is not rescinded pursuant to this subsection, the Company shall, at any time prior to the effectiveness of a registration statement, deregister any or all of a Stockholder's Registrable Shares included in such registration statement, promptly upon the Company's receipt of a written request from such Stockholder and the Company may withdraw a registration statement so requested if a Stockholder requesting deregistration initiated the registration statement.

                                   SECTION 3

                             Piggyback Registration

         (a) If the Company at any time proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto or other than in connection with an exchange offer or offering solely to the Company's stockholders), it shall promptly give written notice to each Stockholder of its intention so to register the Primary Shares or Other Shares and, upon the written request given within ten (10) days after delivery of any such notice by the Company, of any Stockholder to include in such registration Registrable Shares held by such Stockholder (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall use its commercially reasonable efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that (i) the IAT Group Investors and the Go2Net Investors may not exercise any rights under this Section prior to such time as they would be entitled to exercise rights under Sections 2(a) and (b) hereof, respectively, and the DB Group Investors may not exercise any rights under this Section prior to the first anniversary of the closing for the sale of the Purchased Shares under the DB Securities Purchase Agreement; and (ii) if the managing underwriter advises the Company that the inclusion of all Primary Shares, Other Shares or Registrable Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Primary Shares proposed to be registered by the Company, if any, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:

               (A) first, the Primary Shares, if any;

               (B) second, the Registrable Shares held by the Stockholders, pro rata based upon the number of Registrable Shares (based upon any required conversion of Common Stock Equivalents) specified in their written requests made under this Section 3(a) above; and

               (C) third, the Other Shares, if any.

         (b) Any Stockholder requesting registration under this Section in connection with any registered offering of Primary Shares shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company. No Permitted Transfer may be registered pursuant to this Section. No Stockholder may utilize a registration statement filed pursuant to this Section to register securities for sale, transfer or other disposition of which is restricted by
Section 9.17 of the Go2Net Agreement.

                                   SECTION 4

                                    Expenses

        Except as otherwise provided in Section 2(f), the Company shall bear the expense of the registrations effected pursuant to Sections 2 and 3 hereof, in each case including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc. (the "NASD")), fees and expenses of complying with securities and "blue sky" laws, printing expenses, and fees and expenses of the Company's counsel and accountants, and the fees and expenses of the Selling Stockholders' Counsel (as defined below), but excluding any underwriters' or brokers' discounts or commissions and the fees of any counsel to the selling Stockholders other than the Selling Stockholders' Counsel.

                                   SECTION 5

                               Holdback Agreement

        If the Company at any time shall register shares of Common Stock under the Securities Act (including any registration pursuant to Section 2 or 3 hereof) for sale to the public and the managing underwriter for such registration shall request, the Stockholders shall not sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any Registrable Shares (other than those shares of Common Stock included in such registration) without the prior written consent of the Company for a period designated by the Company in writing to the Stockholders, which period shall not begin more than ten (10) days prior to the effective date of the registration statement pursuant to which such public offering shall be made and shall not last more than one hundred eighty (180) days after the effective date of such registration statement.

                                   SECTION 6

                             Preparation and Filing

         If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its commercially reasonable efforts to effect the registration of any Registrable Shares, the Company shall, as expeditiously as practicable:

         (a) use its commercially reasonable efforts in good faith to cause a registration statement that registers such Registrable Shares to become and remain effective for a period of one hundred eighty (180) days (as extended pursuant to Section 22 hereof) or until all of such Registrable Shares have been disposed of (if earlier);

         (b) furnish, at least five (5) Business Days before filing a registration statement that registers such Registrable Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to one counsel selected by the holders of a majority of such Registrable Shares (the "Selling Stockholders' Counsel"), copies of all such documents proposed to be filed (it being understood that such five (5) Business Day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

         (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least a period of one hundred eighty (180) days (as extended pursuant to Section 22 hereof) or until all of such Registrable Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;

         (d) notify in writing the Selling Stockholders' Counsel promptly (i) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto; (ii) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose; and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

         (e) use its commercially reasonable efforts in good faith to register or qualify such Registrable Shares under such other securities or "blue sky" laws of such jurisdictions as any seller of Registrable Shares reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller of Registrable Shares to consummate the disposition in such jurisdictions of the Registrable Shares owned by such seller; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required so to do but for this subsection;

         (f) furnish to each seller of such Registrable Shares such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller of Registrable Shares may reasonably request, in order to facilitate the public sale or other disposition of such Registrable Shares;

         (g) use its commercially reasonable efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Shares;

         (h) notify on a timely basis each seller of such Registrable Shares at any time when a prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in subsection (a) of this Section, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

         (i) make available for inspection by the Selling Stockholders' Counsel or any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by a seller of Registrable Shares or any such underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector in connection with such registration statement. Any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement; (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; or (iii) such Information has been made generally available to the public. The Stockholder agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

         (j) use its commercially reasonable efforts in good faith to obtain from its independent certified public accountants "comfort" letters in customary form and at customary times and covering matters of the type customarily covered by comfort letters;

         (k) use its commercially reasonable efforts in good faith to obtain from its counsel an opinion or opinions in customary form;

         (l) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Shares;

         (m) issue to any underwriter to which any seller of Registrable Shares proposes to sell shares in such offering certificates evidencing such Registrable Shares; provided, however, that (i) the Company shall have the right to approve any such underwriter which approval shall not be unreasonably withheld or delayed; and (ii) the Company shall specify in writing the reason for any rejection of an underwriter selected by the seller of such Registrable Shares;

         (n) list such Registrable Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its commercially reasonable efforts to qualify such Registrable Shares for inclusion on the automated quotation system of NASD or such national securities exchange as the holders of a majority of such Registrable Shares shall request;

         (o) use its commercially reasonable efforts in good faith to comply with all applicable rules and regulations of the Commission and make available to its securityholders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of twelve (12) months beginning within three (3) months after the fiscal quarter ending immediately following the effective date of each registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

         (p) use its commercially reasonable efforts in good faith to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

                                   SECTION 7

                                 Indemnification

         (a) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall and hereby agrees to indemnify and hold harmless the seller of such Registrable Shares, its officers and directors, each underwriter, broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages or liabilities, joint or several, (or actions in respect thereof) to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such seller, such officer or director, such underwriter, such broker or such other person acting on behalf of such seller and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such seller or underwriter specifically for use in the preparation thereof; provided, further, that the foregoing indemnity shall not inure to the benefit of any underwriter, with respect to any preliminary prospectus, from whom the person asserting any losses, claims, damages and liabilities and judgments purchased Registrable Shares or any person controlling such underwriter, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such underwriter to such person, if required by law so to have been delivered, or prior to a written confirmation of the sale of the Registrable Shares to such person, and if the prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment, unless such failure to deliver the prospectus (as so amended and supplemented) was a result of noncompliance by the Company with Section 6(f) hereof.

         (b) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares shall indemnify and hold harmless (in the same manner and to the same extent as set forth in subsection (a) above) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each underwriter, broker or other person acting on behalf of such seller, each other seller of Registrable Shares under such registration statement and each person who controls any of the foregoing persons within the meaning of the Securities Act and the Exchange Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter in an instrument duly executed by such seller or underwriter specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment or supplement; provided, however, that such obligation to indemnify will be several, not joint and several, among such sellers of Registrable Shares, and the maximum amount of liability in respect of such indemnification shall be in proportion to and limited to, in the case of each seller of Registrable Shares, an amount equal to the lesser of (i) such seller's proportionate share of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the Registrable Shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder; and (ii) the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration.

         (c) The indemnification required by this Section will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred, subject to prompt refund in the event any such payments are determined not to have been due and owing hereunder.

         (d) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in subsections (a) or
(b) of this Section, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action, but the failure so to notify the indemnifying party
(i) will not relieve it from liability under subsection (a) or (b) of this Section unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided for in such paragraph (a) or (b). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section.

         (e) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of the Registrable Shares by the relevant Stockholder.

         (f) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the sellers of Registrable Shares agree that it would not be just and equitable if contributions pursuant to this subsection were determined by pro rata allocation or by any other method of allocation which did not take into account the equitable considerations referred to herein. The amount paid or payable to an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to above shall be deemed to include, subject to the limitation set forth in subsection (d) of this Section, any legal or other expenses reasonably incurred in connection with investigating or defending the same. Notwithstanding the foregoing, in no event shall the amount contributed by a seller of Registrable Shares exceed the lesser of (i) such seller's proportionate share of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the Registrable Shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder; and (ii) the aggregate net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration.

                                   SSECTION 8

                             Underwriting Agreement

        Notwithstanding the provisions of Sections 5, 6 and 7 hereof, the Company and the Stockholders selling Registrable Shares in a proposed registration shall enter into an underwriting or similar agreement, and to the extent that such agreement contains provisions covering one or more issues addressed in such Sections, the provisions contained in such Sections addressing such issue or issues shall be superseded with respect to such registration by such other agreement.

                                   SECTION 9

                              Information by Holder

        Each Stockholder selling Registrable Shares in a proposed registration shall furnish to the Company such written information regarding such holder and the distribution proposed by such Stockholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

                                   SECTION 10

                             Exchange Act Compliance

        The Company shall comply with all of the reporting requirements of the Exchange Act and with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of the Registrable Shares. The Company shall cooperate with each Stockholder in supplying such information as may be necessary for such Stockholder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

                                   SECTION 11

                              Rule 144 Requirements

        With a view to making available to the Stockholders the benefits of Rule 144, the Company agrees to use its best efforts to

         (a) make and keep current public information available, as those terms are understood and defined in Rule 144(c)(1);

         (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

         (c) furnish to any holder of Registrable Shares upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144(c)(1) and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company filed under Section 13 or 15(d) of the Exchange Act, and such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

                                   SECTION 12

                             Restriction on Transfer

         (a) The Restricted Shares shall not be transferable except upon the conditions specified in this Section, which conditions are intended to insure compliance with the provisions of the Securities Act.

         (b) Each certificate representing Restricted Shares shall (unless otherwise permitted by the provisions of paragraph (c) and (d) below) be stamped or otherwise imprinted with a legend in substantially the following form:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED." [APPLIES ONLY TO SHARES HELD BY GO2NET GROUP INVESTORS
        - THESE SHARES ARE SUBJECT TO TRANSFER RESTRICTIONS SET FORTH IN THE GO2NET AGREEMENT, AND HOLDERS OF THE SHARES ARE SUBJECT TO STANDSTILL PROVISIONS SET FORTH IN THE GO2NET AGREEMENT.]

The foregoing legend shall be removed from the certificates representing any Restricted Shares at the request of the holder thereof at such time as they become registered and sold under the Securities Act or eligible for resale pursuant to Rule 144 under the Securities Act.

         (c) The holder of any Restricted Shares agrees, prior to any Transfer of any Restricted Shares, to give written notice to the Company of such holder's intention to effect such Transfer and to comply in all other respects with the provisions of this Section. Each such notice shall describe the manner and circumstances of the proposed Transfer. Upon request by the Company, the holder delivering such notice shall deliver a written opinion, addressed to the Company, of counsel for the holder of Restricted Shares, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company) such proposed Transfer does not involve a transaction requiring registration or qualification of such Restricted Shares under the Securities Act or the securities or "blue sky" laws of any state of the United States. Such holder of Restricted Shares shall be entitled to Transfer such Restricted Shares in accordance with the terms of the notice delivered to the Company, unless the Company reasonably objects to such Transfer. Each certificate or other instrument evidencing the securities issued upon the Transfer of any Restricted Shares (and each certificate or other instrument evidencing any untransferred balance of such Restricted Shares) shall bear the legend set forth in paragraph (b) above unless the Company shall reasonably determine that (i) registration of any future transfer is not required by the applicable provisions of the Securities Act and the restrictions referred to in such legend do not apply to the transferee of such Restricted Securities; or (ii) the Company shall have waived the requirement of such legends.

         (d) Notwithstanding the foregoing provisions of this Section, the restrictions imposed by this Section upon the transferability of any Restricted Shares shall cease and terminate when (i) any such Restricted Shares are sold or otherwise disposed of (A) pursuant to an effective registration statement under the Securities Act or (B) in a transaction contemplated by paragraph (c) above which does not require that the Restricted Shares so transferred bear the legend set forth in paragraph (b) hereof; or (ii) the Company shall be reasonably satisfied that the requirements for transfer of such Restricted Shares under Rule 144 under the Securities Act have been satisfied (subject to the delivery of opinions as set forth above). Whenever the restrictions imposed by this Section shall terminate, the holder of any Restricted Shares as to which such restrictions have terminated shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in paragraph (b) above and not containing any other reference to the restrictions imposed by this Section.

                                   SECTION 13

                             Successors and Assigns

        This Agreement shall bind and inure to the benefit of the Company and the Stockholders and, subject to Section 14 hereof, their respective successors and assigns.

                                   SECTION 14

                                   Assignment

        A Stockholder may assign its rights hereunder with respect to any Registrable Shares to any Person that acquires such Registrable Shares from such Stockholder; provided, however, that such Person shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement whereupon such Person shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement with respect to such Registrable Shares.

                                   SECTION 15

                                Entire Agreement

        This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect hereto. In particular, this Agreement supersedes the letter of intent, dated March 27, 2000, between the Company and Deutsche Bank Americas Holding Corporation, with respect to the subject matter hereof, among other matters.

                                   SECTION 16

                                     Notices

        All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:

                      (a)    if to the Company:

                                National Discount Brokers Group, Inc.
                                10 Exchange Place Centre
                                Jersey City, NJ 07302
                                Attention: General Counsel
                                Telephone: (201) 946-4482
                                Fax: (201) 946-4510
                                E-mail: flawatsch@ndbgroup.com

                      with a copy to:

                                Morgan, Lewis & Bockius LLP
                                101 Park Avenue
                                New York, New York 10178-0060
                                Attention: David G. Nichols, Jr., Esq.
                                Telephone: (212) 309-6145
                                Fax: (212) 309-6273
                                E-mail: dgnichols@mlb.com

                      and to:

                                Gibbons, Del Deo, Dolan, Griffinger & Vecchione One Riverfront Plaza
                                Newark, New Jersey 07102
                                Fax: (973) 596-0545
                                Telephone: (973) 596-4549
                                Attention: James B. Keenan, Esq.

                      (b)    if to the Investors:

                             to the address set forth for such
                             Investor on Schedule I,

                      with copies to:

                             (i)    for the DB Group Investors:

                                    Cleary, Gottlieb, Steen & Hamilton
                                    One Liberty Plaza
                                    New York, New York 10006
                                    Attention: Janet L. Fisher, Esq.
                                    Tel: (212) 225-2472
                                    Fax: (212) 225-3999
                                    E-mail: jfisher@cgsh.com

                             (ii)   for the Go2Net Group Investors:

                                    Hutchins, Wheeler & Dittmar
                                    A Professional Corporation
                                    101 Federal Street
                                    Boston, MA 02110
                                    Fax: (617) 951-1295
                                    Telephone: (617) 951-6600
                                    Attention: Francis J. Feeney, Jr., Esq.

                                    Cooley, Godward LLP
                                    5200 Carillon Point
                                    Kirkland, WA 98033
                                    Fax:  (425) 893-7777
                                    Attention:  Christopher Wright, Esq.

                      and to:

                            (iii)   for the IAT Investors:

                                    Peter Kellogg
                                    c/o Spear, Leeds & Kellogg
                                    120 Broadway
                                    New York, NY 10271

All such notices, requests, consents and other communications shall be deemed to have been delivered (i) in the case of personal delivery or delivery by telecopy, on the date of such delivery; (ii) in the case of a nationally-recognized overnight courier, on the next Business Day; and (iii) in the case of mailing, on the fifth Business Day following such mailing if sent by certified mail, return receipt requested.

                                   SECTION 17

                            Modifications; Amendments

        The terms and provisions of this Agreement may not be modified or amended, except pursuant to writing signed by the Company and all of the Stockholders.

                                   SECTION 18

                                  Counterparts

        This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                                   SECTION 19

                                    Headings

        The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

                                   SECTION 20

                                  Severability

        It is the desire and intent of the parties that the provisions of Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                                   SECTION 21

                    Governing Law; Submission to Jurisdiction

        The parties hereby agree that this Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws thereunder. To the fullest extent permitted by applicable law, each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in the courts of the United States of America for the Southern District of New York; and (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, for itself and in respect of its properties and assets, for purposes of this Agreement, the jurisdiction of the aforesaid courts, and irrevocably waives any objection to venue in such courts.

                                   SECTION 22

                 Suspension of Disposition of Registrable Shares

        It shall be a condition precedent to the obligations of the Company under Section 6 hereof that each seller of Registrable Shares shall have agreed that, (i) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(h) hereof, such selling Stockholder will forthwith discontinue disposition of Registrable Shares until such selling Stockholder receives copies of a supplemented or amended prospectus contemplated by Section 6(h) hereof, or until such selling Stockholder is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus; and (ii) if so directed by the Company, such selling Stockholder will deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such selling Stockholder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. The one hundred eighty (180) day periods referred to in Sections 6(a) and 6(c) hereof shall be extended by the number of days during which a selling Stockholder is prevented from disposing of Registrable Shares by virtue of this Section.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                            NATIONAL DISCOUNT BROKERS GROUP, INC.


                            By:  /s/ Arthur Kontos
                                 -----------------
                            Name:  Arthur Kontos
                            Title: President and CEO


                            DB U.S. FINANCIAL MARKETS HOLDING CORPORATION


                            By:  /s/ John A. Ross
                                 ----------------
                                 Name:  John A. Ross
                                 Title: President and Chief Executive Officer


                            By: /s/ Douglas R. Barnard
                                ----------------------
                                Name: Douglas R. Barnard
                                Title: Vice President and Chief Financial
                                       Officer


                            GO2NET, INC.


                            By: /s/ Michael J. Riccio, Jr.
                                --------------------------
                               Name:  Michael J. Riccio, Jr.
                               Title: Chief Operating Officer


                            VULCAN VENTURES INCORPORATED


                            By: /s/ William D. Savoy
                                --------------------
                                Name:  William D. Savoy
                                Title: President


                            IAT REINSURANCE SYNDICATE, LTD.


                            By:  /s/ Peter R. Kellogg
                                 --------------------
                            Name:  Peter R. Kellogg
                            Title: President